UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

MCLOUD TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

550-510 Burrard Street, Vancouver, BC	BC V6C 3A8
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Series A Cumulative Perpetual Preferred Shares	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-264859

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

A description of the securities of mCloud Technologies Corp. (the “Registrant”) to be registered hereunder is set forth under the section captioned “Description of Securities – Series A Preferred Shares” in the prospectus included in the Registrant’s registration statement on Form F-1 (File No. 333-264859) (the “Registration Statement”), initially filed with the Securities and Exchange Commission on May 11, 2022, as subsequently amended by any amendments to such Registration Statement, and by any prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which information is incorporated herein by reference.

Item 2. Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement and are incorporated herein by reference:

Exhibit No.	Description

3.1	Certificate of Incorporation and Articles, as amended and the Notice of Articles of the Company (incorporated by reference to Exhibit 1.1 of the Registrant’s Annual Report on Form 20-F filed with the Commission on May 2, 2022)

4.1	Rights and Restrictions for 9.0% Cumulative Series A Preferred Shares (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form F-1 filed with the Commission on August 9, 2022)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MCLOUD TECHNOLOGIES CORP.

Date: August 11, 2022	By:	/s/ Russel H. McMeekin
Name: Russel H. McMeekin Title: Chief Executive Officer, President and Director